EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

WADDELL & REED ADVISORS FUNDS

Supplement dated August 4, 2014 to the

Waddell & Reed Advisors Equity Funds Prospectus

dated October 31, 2013

and as supplemented November 25, 2013 and May 15, 2014

Portfolio Manager Changes:

The following replaces the “Portfolio Manager” section for Waddell & Reed Advisors Dividend Opportunities Fund on page 14:

Portfolio Manager

Christopher J. Parker, Vice President of WRIMCO, has managed the Fund since August 2014.

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The following replaces the “Portfolio Manager” section for Waddell & Reed Advisors Tax-Managed Equity Fund on page 26:

Portfolio Manager

Bradley M. Klapmeyer, Vice President of WRIMCO, has managed the Fund since August 2014.

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The following replaces the “Portfolio Manager” section for Waddell & Reed Advisors International Growth Fund on page 37:

Portfolio Manager

Sarah C. Ross, Vice President of WRIMCO, has managed the Fund since August 2014.

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The following replaces the “Portfolio Manager” section for Waddell & Reed Advisors Asset Strategy Fund on page 43:

Portfolio Managers

Michael L. Avery, Executive Vice President of WRIMCO, has managed the Fund since January 1997, and Chace Brundige, Senior Vice President of WRIMCO, and Cynthia P. Prince-Fox, Senior Vice President of WRIMCO, have managed the Fund since August 2014.

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The following replaces the “Portfolio Manager” section for Waddell & Reed Advisors Continental Income Fund on page 48:

Portfolio Manager

Matthew A. Hekman, Vice President of WRIMCO, has managed the Fund since August 2014.

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The following replaces the “The Management of the Funds — Portfolio Management” section for Waddell & Reed Advisors Asset Strategy Fund on page 77:

Waddell & Reed Advisors Asset Strategy Fund: Michael L. Avery, F. Chace Brundige and Cynthia P. Prince-Fox are primarily responsible for the day-to-day management of Waddell & Reed Advisors Asset Strategy Fund. Mr. Avery has held his Fund responsibilities since January 1997. He is Executive Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. Mr. Avery has served as President of Waddell & Reed Financial, Inc. (WDR) since January 2010. He formerly served as Chief Investment Officer (CIO) of WDR from June 2005 until February 2011 and formerly served as CIO of WRIMCO and IICO from June 2005 until August 2010. Mr. Avery has also served as portfolio manager for investment companies managed by WRIMCO since February 1994, and has been an employee of such since June 1981. He held the position of Director of Equity Research for IICO and for WRIMCO and its predecessor from August 1987 through June 2005. Mr. Avery earned a BS degree in Business Administration from the University of Missouri, and an MBA with emphasis on finance from Saint Louis University.

Mr. Brundige has held his Fund responsibilities since August 2014. In 2003, he joined WRIMCO as an assistant portfolio manager for the Large Cap Growth equity team, and became a portfolio manager in February 2006. He is Senior Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. Mr. Brundige holds a BS degree in finance from Kansas State University, and has earned an MBA with an emphasis in finance and accounting from the University of Chicago Graduate School of Business. Mr. Brundige is a Chartered Financial Analyst.

Ms. Prince-Fox has held her Fund responsibilities since August 2014. She is Senior Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. In addition, Ms. Prince-Fox served as Chief Investment Officer of Austin, Calvert & Flavin, Inc., a former affiliate of WRIMCO, from November 2004 to July 2009 and, previously, as Co-Chief Investment Officer for Austin, Calvert & Flavin, Inc. from February 2002 to November 2004. She earned a BBA degree in Finance from St. Mary’s University at San Antonio, Texas, and has earned an MBA with an emphasis in Finance from Rockhurst College.

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The following replaces the “The Management of the Funds — Portfolio Management” section for Waddell & Reed Advisors Continental Income Fund on page 77:

Waddell & Reed Advisors Continental Income Fund: Matthew A. Hekman is primarily responsible for the day-to-day management of Waddell & Reed Advisors Continental Income Fund and has held his Fund responsibilities since August 2014. Mr. Hekman is Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. He joined Waddell & Reed in June 2003 as a performance analyst, and joined the large-cap value team as assistant portfolio manager in September 2011. Mr. Hekman graduated from Dordt College in 1998 with a BA in business administration and earned an MBA with an emphasis in finance from the University of Kansas in 2003. He is a member of the CFA Institute.

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The follow replaces the “The Management of the Funds — Portfolio Management” section for Waddell & Reed Advisors Dividend Opportunities Fund on page 77:

Waddell & Reed Advisors Dividend Opportunities Fund: Christopher J. Parker is primarily responsible for the day-to-day management of Waddell & Reed Advisors Dividend Opportunities Fund, and has held his Fund responsibilities since August 2014. Mr. Parker is Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. He joined Waddell & Reed in January 2008 as an investment analyst and has served as portfolio manager for investment companies managed by WRIMCO and IICO since September 2011. He earned a BS degree in Finance from Boston College and an MBA with concentrations in Finance and Management /Strategy from Northwestern University, Kellogg Graduate School of Management. Mr. Parker is a Chartered Financial Analyst.

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The following replaces the “The Management of the Funds — Portfolio Management” section for Waddell & Reed Advisors International Growth Fund on page 78:

Waddell & Reed Advisors International Growth Fund: Sarah C. Ross is primarily responsible for the day-to-day management of Waddell & Reed Advisors International Growth Fund, and has held her Fund responsibilities since August 2014. Ms. Ross is Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for other investment companies for which WRIMCO or IICO serves as investment manager. She joined WRIMCO in October 2003 as an investment analyst, with industry responsibilities concentrated in biotechnology, healthcare equipment and supplies, pharmaceuticals, and life sciences tools and services. Ms. Ross became an assistant portfolio manager with the large cap growth equity team in February 2006 and has served as portfolio manager for investment companies managed by WRIMCO and IICO since January 2009. She holds a BS degree in business administration and a BA degree in French from John M. Olin School of Business, Washington University, St. Louis, Missouri, and also studied global finance, French society, international marketing and corporate law at Ecole Europeene Des Affaires A Paris, Paris, France. Ms. Ross is a Chartered Financial Analyst, a member of the CFA Institute and a member of the St. Louis Society of Financial Analysts.

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The following replaces the “The Management of the Funds — Portfolio Management” section for Waddell & Reed Advisors Tax-Managed Equity Fund on page 78:

Waddell & Reed Advisors Tax-Managed Equity Fund: Bradley M. Klapmeyer is primarily responsible for the day-to-day management of Waddell & Reed Advisors Tax-Managed Equity Fund, and has held his Fund responsibilities since August 2014. Mr. Klapmeyer is Vice President of WRIMCO and IICO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager. He joined Waddell & Reed in June 2007 as an investment analyst and was appointed assistant portfolio manager on the large-cap growth team in September 2011. Mr. Klapmeyer graduated from Truman State University in 1999 with a BS in finance and a minor in economics and is a CFA charterholder.